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                                                                    EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 22nd day of November 2000, between JOHN P. CAYCE, a resident of the State of Georgia ("Employee"), and BRAINWORKS VENTURES, INC., a Nevada corporation ("Company").

                                  WITNESSETH:

         WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

         SECTION 1. EMPLOYMENT. Subject to the terms hereof, the Company hereby employs Employee, and Employee hereby accepts such employment. Employee shall devote his best efforts to rendering services on behalf of the Company pursuant to this Agreement.

         SECTION 2. POSITION AND RESPONSIBILITIES. Employee shall serve as President of the Company and Employee also consents to serve, without compensation, if elected, as a director of the Company. As President of the Company, Employee will have the powers, duties and responsibilities from time to time assigned to him by the Company's Board of Directors (the "Board"), including, but not limited to, generating, facilitating, monitoring, supervising and evaluating all the Company's venture capital activities and investments. Employee, in his capacity as President of the Company, will report directly to the Board. During the term of his employment under this Agreement, Employee shall devote such of his business time as is necessary to faithfully and industriously perform his duties under this Agreement and promote the Company's business and its best interests.

         SECTION 3. TERM. Employee's initial term of Employment hereunder shall commence on the date hereof (the "Effective Date") and will continue in effect for a period of three (3) years from the Effective Date. The initial term of employment will automatically renew for an additional three-year period upon the foregoing expiration, and thereafter upon the expiration of any renewal term provided by this section, unless the Company or Employee provides written notice to the other party at least thirty (30) days prior to expiration that such party elects not to extend this Agreement.

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         SECTION 4. COMPENSATION AND BENEFITS.

                  4.1 SALARY. For all services to be rendered by the Employee pursuant to this Agreement, the Company hereby agrees to pay the Employee a base salary at an annual rate per year of $60,000 payable in accordance with the Company's payroll practices in effect from time to time.

                  4.2 REIMBURSEMENT OF EXPENDITURES. The Company will reimburse the Employee for all reasonable expenditures incurred by the Employee in the course of his employment, including expenditures for (i) transportation, lodging and meals during overnight business trips, (ii) business meals and entertainment, (iii) supplies and business equipment, and (iv) long-distance telephone calls. Notwithstanding the foregoing, the Company will not have an obligation to pay reimbursements under this Section 4.2 unless the Employee submits timely reports of his expenditures to the Company in the manner prescribed by the Board and the rules and regulations underlying Section 162 of the Internal Revenue Code (the "Code").

                  4.3 OPTIONS. Simultaneously with the execution of this Agreement and Pursuant to the Company's 2000 Stock Option Plan (the "Plan"), the Company shall grant Employee options (the "Employee Options") to purchase 250,000 shares of the Company's common stock, par value $.01 (the "Common Stock"), which Employee Options shall vest and first become exercisable at a rate of 40% on the date of the consummation of the Merger (as defined in Section 5 below), 40% on the first anniversary of the Effective Date, and 20% on the second anniversary of the Effective Date, such that all the Employee Options shall have vested and become exercisable by the second anniversary of the Effective Date. The per share exercise price for the Employee Options shall be equal to the "fair market value" of the shares of Common Stock determined in accordance with the Plan. The vesting schedule described in this Section 4.3 is subject to the following modifications:

                  (i) If the Company terminates the Employee's employment for any reason other than for Cause (as defined in Section 5 below) after the date of the consummation of the Merger but prior to the first anniversary of the Effective Date, then 40% of the Employee Options shall vest and become exercisable upon such termination, and if such termination occurs after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, then 20% of the Employee Options shall vest and become exercisable upon such termination; and

                  (ii) Upon a Change in Control of the Company, all unvested Employee Options shall vest immediately. For purposes of this Agreement, a "Change in Control" shall mean a merger or consolidation of the Company with or into another corporation (other than (1) a merger or consolidation with a subsidiary of the Company or (2) a merger or consolidation in which (a) the holders of voting stock of the Company immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (b) all holders of each outstanding class or series of voting stock of the Company immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their


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         voting stock of the Company as all other holders of such class or series); provided that in no event shall the Merger be deemed to be a Change in Control hereunder.

                  4.4 INSURANCE. The Company shall maintain director and officer insurance under which Employee shall be covered in his capacity as an officer and director of the Company.

         SECTION 5. TERMINATION OF EMPLOYMENT. This Agreement and Employee's Employment shall terminate upon the occurrence of any of the following events:

                  (i) the death or total disability of Employee (total disability meaning the failure of Employee to perform his normal required services hereunder for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company satisfactory to Employee);

                  (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder; or

                  (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for Cause. For the purposes of this Agreement, "Cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the sole determination of the Board, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of his good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board) or
         (c) if Employee has failed without reasonable cause to devote his best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails.

                  (iv) upon written notice by Employee to the Company if the Merger is not consummated by December 31, 2000, provided such notice is given no later than January 15, 2001. For purposes of this Agreement the "Merger" shall mean the acquisition by the Company of eBusinessLabs, Inc., a Georgia corporation ("eBL"), by means of a merger whereby eBL becomes a wholly-owned subsidiary of the Company.

         Upon termination of this Agreement pursuant to this Section 5, any part of the Employee Options that have not yet vested according to Section 4.3 shall upon such termination immediately expire and may not be exercised by Employee thereafter.

         SECTION 6. RESTRICTIVE COVENANTS.

                  6.1 TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee acknowledges and recognizes that during his employment with the Company he may acquire Trade Secrets or Confidential Information.


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                  (a) Employee agrees to maintain in strict confidence, and not use or disclose except pursuant to written instructions from the Company, any Trade Secret (as hereinafter defined) of the Company, for so long as the pertinent data or information remains a Trade Secret, provided that the obligation to protect the confidentiality of any such information or data shall not be excused if such information or data ceases to qualify as a Trade Secret as a result of the acts or omissions of Employee.

                  (b) Employee agrees to maintain in strict confidence and not to use or disclose any Confidential Information (as hereinafter defined) during his employment with the Company and for a period of one
         (1) year thereafter.

                  (c) Employee may disclose Trade Secrets or Confidential Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so, provided that Employee shall first have notified the Company in writing of the request or order to so disclose the Trade Secrets or Confidential Information in sufficient time to allow the Company to seek and appropriate protective order.

                  (d) "Trade Secret" shall mean any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a plan, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers, investors or entrepreneurs who provide the Company with business plans which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                  (e) "Confidential Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by Employee, directly or indirectly, in connection with Employee's employment with the Company, including, without limitation, oral and written information concerning the Company's financial positions and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer or investor information, and personnel information.

                  6.2 REMEDIES. In the event Employee violates or threatens to violate the provisions of this Section 6, damages at law will be an insufficient remedy and the Company will be entitled to equitable relief in addition to any other remedies or rights available to the Company and no bond or security will be required in connection with such equitable relief.

                  6.3 COUNTERCLAIMS. The existence of any claim or cause of action Employee may have against the Company will not at any time constitute a defense to the enforcement by the Company of the restrictions or rights provided by this Section 6.


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         SECTION 7. MISCELLANEOUS.

                  7.1 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon Employee, his executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not be assigned or delegated.

                  7.2 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws. Venue for the purposes of any litigation in connection with this Agreement will lie solely in the state or superior courts in and for Fulton County, Georgia or the United States District Court in and for the Northern District of Georgia.

                  7.3 INVALID PROVISIONS. The parties herein hereby agree that the agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenant constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

                  7.4 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  7.5 NOTICES. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

                      (a)  If to Employee, addressed to:

                           John P. Cayce
                           1598 Ashforde Dr.
                           Marietta, GA 30068

                      (b)  If to the Company, addressed to:

                           Brainworks Ventures, Inc.
                           4243 Dunwoody Club Drive
                           Atlanta, Georgia 30328
                           Attn:  Marc J. Schwartz


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or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

                  7.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  7.7 WAIVER AND MODIFICATION. The waiver by the Company of a breach of any provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee. This Agreement may be modified only by written instrument signed by each of the parties hereto.

                  7.8 ENTIRE AGREEMENT. This Agreement (together with any Stock Option Agreement entered into under the Plan with respect to the Employee Options) is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made.

                  7.9 RIGHT TO SET OFF. The Company shall have the right to set off against or to deduct from any payments to be made to Employee hereunder any amounts claimed by the Company to be owed to it by Employee, or to withhold the making of any such payment based upon any such claimed indebtedness, whether such claim or indebtedness arises hereunder or otherwise; provided, however, that this Section 7.9 does not constitute a waiver or limitation of any right of garnishment or any other legal remedy (other than a right of set off or self help) available to the Company against Employee pursuant to court order.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer, and Employee has executed and delivered this Agreement, all as of the date first written above.


                                           /s/ John P. Cayce
                                           -------------------------------------
                                           JOHN P. CAYCE


                                           BRAINWORKS VENTURES, INC.


                                           By:  /s/ Marc Schwartz
                                              ----------------------------------
                                           Its: Vice President & Secretary


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